EXHIBIT 99.1


NEWS RELEASE                                                             C2009-5
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DST Systems, Inc.                     Contact:
333 West 11th Street                  Thomas A. McDonnell  (816) 435-8684
Kansas City, MO                       President and Chief Executive Officer
64105-1594                            Kenneth V. Hager  (816) 435-8603
                                      Vice President and Chief Financial Officer
NYSE Symbol:  DST
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FOR IMMEDIATE RELEASE - March 31, 2009                                Page 1


                     DST SYSTEMS, INC. COMPLETES ACQUISITION
                 OF REMAINING 50% OF ARGUS HEALTH SYSTEMS, INC.

KANSAS CITY, MO (March 31, 2009) - DST Systems, Inc. (NYSE: DST) has completed the acquisition of the remaining 50% of Argus Health Systems, Inc. ("Argus"). Argus is now a wholly-owned subsidiary of DST.












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The information  and comments in this press release may include  forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual actions or results could differ. There could be a number of factors, risks, uncertainties or contingencies that could affect future actions or results, including but not limited to those set forth in DST's periodic reports (Form 10-K or 10-Q) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company will not update any forward-looking statements in this press release to reflect future events.